UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2008 (February 20, 2008)

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
6330 West Loop South, Suite 300 Houston, Texas (Address of principal executive offices)	77401 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On Wednesday, February 20, 2008, Synthesis Energy Systems, Inc. (the “Company”) received a Nasdaq Staff Determination letter stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it had not timely filed its quarterly report on Form 10-QSB for the period ending December 31, 2007 and is therefore subject to delisting from The Nasdaq Capital Market.  As explained in the Company’s Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission on February 15, the audit committee of the board of directors of the Company and KPMG LLP, its independent registered public accounting firm, are in the process of reviewing a payment that was recorded as an operating expense during the quarter ended December 31, 2007.  The Company will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination.  There can be no assurance the Panel will grant the Company’s request for continued listing.

A copy of the press release issued on February 22 2008, announcing the Company’s receipt of the Staff Determination Letter, is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of business acquired

None.

(b)

Pro Forma Financial Information

None.

(c)

Shell Company Transactions

None.

(d)

Exhibits

Exhibit 99.1

Press Release dated February 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: February 22, 2008	_
/s/ Timothy E. Vail
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1

Press Release dated February 22, 2008.